UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     William H. Osborne, Chief Executive Officer of Federal Signal Corporation (the “Registrant”), released a communication to employees of the Registrant today in which he announced that, although the Company’s businesses continue to operate profitably, like many other companies Federal Signal’s forward order patterns show significant weakness in many of its markets. In order to confront the difficult economic environment to ensure profitability through a potentially prolonged economic downturn, Federal Signal management also announced a cost reduction program, including an objective to reduce salaried personnel related costs by 13% when compared to 2008 levels.
     The 13% cost reduction will affect not only salaries and equity compensation of salaried personnel, but also contracted services, travel expenses and benefit costs. A company-wide study of all of businesses is being conducted with the goal of having this process complete, and specific organizational changes announced, by February 1. 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: November 14, 2008	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Senior Vice President and Chief
Financial Officer